UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2008.

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2008, we appointed Mr. Donald W. Hryhor to our board of directors. Mr. Hryhor has over 35 years experience in various aspects of the oil exploration industry.

During the past twenty years, Mr. Hryhor has compiled proprietary geological and production evaluations covering North America, including reservoir analysis of over 600,000 wells.

Since April of 1998, Mr. Hryhor has been the President, Chief Executive Officer and a Director of Thunder River Energy Inc., formerly known as Grand River Resources Inc., an oil exploration firm located in Calgary in the province of Alberta, Canada. Since May 2005 and June 2006, respectively Don Hryhor has been the President/ Chief Executive Officer/Director of Canadian Wildcat Corporation and Western Crown Corporation, both of which are private oil exploration firms located in Calgary in the province of Alberta Canada.

There are no family relationships between Don Hryhor and any of our other directors and officers. Our board of directors now consists of Wiktor Musial, William Tighe, Gerald Vikse, and Don Hryhor.

We have attached as exhibit 99.1 (See Item 9.01 below), a press release that will be publicly disseminated after this Form 8-K is filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Press Release - Don Hryhor Appointment as Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Date: August 29, 2008.	By:	/s/ Wiktor Musial
Wiktor Musial
President, and Director